Getaround Reports Full Year 2023 Results

03/28/2024

New leadership focused on strategic path to profitability supported by recent capital raise and organizational streamlining

SAN FRANCISCO--(BUSINESS WIRE)-- Getaround (NYSE: GETR) (“Getaround'' or “the Company”), the world’s first connected carsharing marketplace, today announced financial results for the year ended December 31, 2023.

Early 2024 Leadership Transition

In January 2024, Getaround’s Board appointed Jason Mudrick, Chief Investment Officer of Mudrick Capital Management, to the position of Chairperson of the board. This appointment follows Mudrick Capital’s agreement to provide $20 million in financing to support the Company’s 2024 operating plan. Subsequently, in February 2024 the board appointed Eduardo Iniguez as Chief Executive Officer and board member of Getaround. AJ Lee was promoted to the position of Chief Operating Officer in March 2024.

“I believe there is tremendous potential in Getaround’s business model,” said Mudrick. “With proper leadership, adequate funding and thoughtful capital allocation, we should be able to scale the platform Getaround built over the past decade exponentially. The near term focus is to stabilize the business to reduce losses, and once stabilized to grow the business thoughtfully. I want to thank Sam Zaid, Getaround’s co-founder and former CEO, for his years of service getting Getaround to where it is today. I’m very excited Eduardo has taken on the role of CEO – his financial and operating discipline is exactly what Getaround needs today.”

“I joined Getaround at a time when the Company is undergoing a transformative journey. The leadership transition includes several other senior management appointments and notably, Jason Mudrick’s appointment to the position of Chairperson of the board,” said Iniguez. “I have been working closely with the board and management team to set near-term priorities that - broadly speaking - include strategic expansion in profitable markets globally, product development that maximizes ROI and improving our financial discipline across the company.”

2023 Full Year Business Highlights

Iniguez went on to say, “Getaround has a tremendous opportunity ahead to increase its market share and deliver a truly differentiated service offering. At the same time, there are multiple challenges to achieving our full potential – some are specific to our company, and some relate to evolving macro trends. The company has taken critical steps to address these challenges head on which we expect to accelerate our path to profitability.”

●
Restructured operations to reduce Total Operating Expenses by more than $25 million on an annualized basis as of the fourth quarter 2023, excluding the HyreCar assets acquired in May
●
Acquired HyreCar assets to build on our expanding Uber relationship and solidify our leadership position in gig carsharing
●
Launched the next generation of our proprietary AI-based TrustScore model and announced a new relationship with TransUnion to reduce cost of claims and insurance

On March 23, 2024, Getaround decided to suspend its consumer car sharing operations in New York State as of April 1, 2024, due to the extremely high cost of maintaining the insurance coverage required under the New York Peer-to-Peer (P2P) Carsharing Act enacted in 2022. The Act requires Getaround and other carsharing providers to maintain insurance limits that are fifty times greater than the insurance limits required for rental car companies and private vehicle ownership. The Company is disappointed that New Yorkers will not have access to its affordable, on demand car ownership alternative that is shown to reduce congestion in cities and reduce carbon emissions.

2023 Full Year Financial Highlights

“In May, 2023 we completed the acquisition of HyreCar assets to expand our gig carsharing business. This acquisition was the primary driver of our 2023 revenue growth,” said Tom Alderman, Getaround’s Chief Financial Officer. “In December 2022, we deployed a new version of our Getaround TrustScore to improve the trust and safety of our marketplace. This improved risk model with dynamic pricing resulted in a reduction in high-risk revenue and Gross Booking Value while simultaneously improving our profitability. The benefit of the risk improvements were offset in 2023 by an increase in trip support costs related to our operations in New York State as well as insurance liabilities related to the acquisition of the HyreCar assets. This resulted in a decrease to our Trip Contribution Margin in 2023, however we do not expect these additional trip support costs to recur in 2024.”

Alderman went on to say, “In 2023 we showed significant improvement in our Adjusted EBITDA loss driven by our continued focus on cost optimization measures. Throughout the year we also recognized significant benefits from the business restructuring announced in February 2023."

●
Total Revenues of $72.7 million, an increase of 22% year-over-year
●
Gross Booking Value of $204 million, an increase of 16% year-over-year
●
Gross margin from Service revenue was 85%, consistent with the prior year
●
Trip Contribution Margin was 40%, down from 47% the prior year
●
GAAP Net Loss of $113.9 million, a 16% improvement from the same period last year
●
Adjusted EBITDA loss of $72.0 million, a 20% improvement from the same period last year

About Getaround

Offering a digital experience, Getaround (NYSE: GETR) makes sharing cars and trucks simple through its proprietary cloud and in-car Connect® technology. The company empowers consumers to shift away from car ownership through instant and convenient access to desirable, affordable, and safe cars from entrepreneurial hosts. Getaround’s on-demand technology enables a contactless experience — no waiting in line at a car rental facility, manually completing paperwork or meeting anyone to collect or drop off car keys. Getaround’s mission is to utilize its peer-to-peer marketplace to help solve some of the most pressing challenges facing the world today, including environmental sustainability and access to economic opportunity. Launched in 2011, Getaround is available today in more than 1,000 cities across 8 countries including the United States and Europe. For more information, please visit https://www.getaround.com/.

Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. In particular, the statements contained in the quotations of our Chief Executive Officer, Chairman and Chief Financial Officer with respect to expectations regarding the Company’s opportunities to increase its market share and accelerate its path to profitability, the Company’s potential for success, and the Company’s expectation the additional trip support costs it experienced in 2023 will not continue in 2024 may constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as "believes”, "expects”, "may”, "will”, "should”, "seeks”, "approximately”, "intends”, "plans”, "estimates”, "anticipates”, and other expressions that are predictions of or indicate future events. Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management's good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, including the dilutive effect of future financings, which may cause the actual results, performance or achievements to differ materially from anticipated future results.

These risks and uncertainties include those described in our filings which we make with the SEC from time to time, including the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2023 which we filed today.. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Consolidated Balance Sheet

(In thousands, except share and per share data)	December 31, 2023	December 31, 2022
Assets
Current Assets
Cash and cash equivalents	$15,624	$64,294
Restricted cash	—	3,600
Accounts receivable, net	853	533
Prepaid expenses and other current assets	10,131	6,084
Total Current Assets	$26,608	$74,511
Property and equipment, net	8,504	10,451
Operating lease right-of-use assets, net	12,162	13,284
Goodwill	95,869	92,728
Intangible assets, net	13,358	11,028
Deferred tax assets	—	46
Other assets	4,635	3,371
Total Assets	$161,136	$205,419
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$15,552	$3,652
Accrued host payments and insurance fees	13,192	11,780
Operating lease liabilities, current	2,268	1,923
Notes payable, current	19,904	1,211

Warrant commitment liability	—	320
Other accrued liabilities	48,107	37,360
Deferred revenue	684	698
Total Current Liabilities	$99,707	$56,944
Notes payable, net of current portion	2,122	3,198
Convertible notes payable ($40,370 and $56,743 measured at fair value, respectively)	40,469	56,842
Operating lease liabilities (net of current portion)	15,487	17,715
Deferred tax liabilities	212	973
Warrant liability	20	247
Total Liabilities	$158,017	$135,919
Commitments and contingencies (Note 13)
Stockholders’ Equity
Common stock, $0.0001 par value, 1,000,000,000 shares authorized, 92,827,281 and 92,085,974 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	$9	$9
Additional paid-in capital	859,163	845,888
Stockholder notes	(8,284)	(8,284)
Accumulated deficit	(875,955)	(762,009)
Accumulated other comprehensive (loss) income	28,186	(6,104)
Total Stockholders’ Equity	$3,119	$69,500
Total Liabilities and Stockholders’ Equity	$161,136	$205,419

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)	Year ended December 31, 2023	Year ended December 31, 2022
Service revenue	$71,152	$58,108
Lease revenue	1,528	1,347
Total Revenues	$72,680	$59,455

Costs and Expenses
Cost of revenue (exclusive of amortization and depreciation shown separately below):
Service	$6,660	$5,445
Lease	143	126
Sales and marketing	18,539	34,525
Operations and support	65,487	56,634
Technology and product development	16,051	24,677
General and administrative	51,150	58,800
Depreciation and amortization	14,080	10,141

Transaction costs	—	26,807
Impairment loss on goodwill	—	23,269
Total Operating Expenses	$172,110	$240,424
Loss from Operations	$(99,430)	$(180,969)
Other Income (Expense)
Convertible promissory note and note payable fair value adjustment	(17,026)	93,029
Warrant liability fair value adjustment	266	(31,749)
Interest income (expense), net	481	(14,181)
Other income (expense), net	974	(2,833)
Total Other Income (Expense)	$(15,305)	$44,266
Loss before Benefit for Income Taxes	$(114,735)	$(136,703)
Income Tax Benefit	(789)	(638)
Net Loss	$(113,946)	$(136,065)
Change in fair value of the convertible instrument liability	32,247	—
Foreign Currency Translation (Loss) Gain	2,043	(8,387)
Comprehensive Loss	$(79,656)	$(144,452)

Net Loss Per Share Attributable to Stockholders:
Basic	(1.23)	(5.00)
Diluted	(1.23)	(5.00)
Weighted average shares outstanding (Basic and Diluted)	92,685	27,222

Non-GAAP Financial Measures

We use Trip Contribution Profit, Trip Contribution Margin and Adjusted EBITDA, each of which are non-GAAP financial measures, in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with the Getaround Board concerning our financial performance. Our definitions of these non-GAAP financial measures may differ from definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar financial measures. Furthermore, these financial measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statements of operations that are necessary to run our business. Thus, these non-GAAP financial measures should be considered in addition to, and not as a substitute for, or in isolation from, financial measures prepared in accordance with GAAP.

We compensate for these limitations by providing a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view the non-GAAP financial measures in conjunction with their most directly comparable GAAP financial measures.

Trip Contribution Profit and Trip Contribution Margin

Trip Contribution Profit is defined as our gross profit from Service revenue adjusted for: (i) cost of Service revenue, amortization and depreciation; and (ii) trip support costs, which consist of auto insurance expenses, claims support and customer relations costs. We define Trip Contribution Margin as Trip Contribution Profit divided by Service revenue recognized during the period presented. We believe these measures are leading indicators of our ability to achieve profitability and sustain or increase it over time. Trip Contribution Profit and Trip Contribution Margin are measures we use to understand and evaluate our operating performance and trends. Trip Contribution Profit and Trip Contribution Margin have generally increased over the periods as Service revenue increased while costs considered in the calculation of Trip Contribution Profit decreased as a percentage of Total Revenues.

The following tables present a reconciliation of Trip Contribution Profit from the most comparable GAAP measure, gross profit from Service revenue, for the periods presented:

(In thousands, except percentages)	Year Ended December 31, 2023	Year Ended December 31, 2022
Gross profit from Service revenue	$60,640	$49,679
Gross margin from Service revenue	85%	85%

Plus: Cost of Service revenue, amortization and depreciation	3,852	2,984
Less: Trip support costs	(36,173)	(25,259)

Trip Contribution Profit	$28,319	$27,404
Trip Contribution Margin	40%	47%

(In thousands, except percentages)	Year Ended December 31, 2023	Year Ended December 31, 2022
Service revenue	$71,152	$58,108
Less: Cost of Service revenue, net of amortization and depreciation	(6,660)	(5,445)
Less: Cost of Service revenue, amortization and depreciation	(3,852)	(2,984)

Gross profit from Service revenue	$60,640	$49,679
Gross margin from Service revenue	85%	85%

Adjusted EBITDA

We define Adjusted EBITDA as net income adjusted for: (i) fair value adjustment of instruments carried at fair value; (ii) interest income (expense) and other income (expense); (iii) income tax provision/benefit; (iv) depreciation and amortization; (v) stock-based compensation expense; (vi) contingent compensation; (vii) transaction costs; (viii) impairment loss on goodwill and (ix) certain expenses determined to be incurred outside of the regular course of business which includes: certain restructuring costs, certain legal settlements and 2022 Business Combination-related legal fees, and investments in preparation of going public, initial implementation projects and transaction costs associated with proposed 2022 Business Combinations that are not subject to deferral. Adjusted EBITDA is a key performance measure that we use to assess operating performance and operating leverage of our business. As Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. Accordingly, we believe that Adjusted EBITDA provides useful to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. The items excluded from our Adjusted EBITDA calculation are either non-cash in nature, or not driven by core results of recurring operations and therefore not predictable or recurring, rendering comparisons with prior periods and competitors less meaningful.

The following tables present a reconciliation of Adjusted EBITDA from the most comparable GAAP measure, Net Loss, for the periods presented:

(In thousands)	Year Ended December 31, 2023	Year Ended December 31, 2022
Net Loss	$(113,946)	$(136,065)
Plus: warrant liability, convertible promissory note and note payable fair value adjustment	16,760	(61,280)
Plus: interest and other income (expense), net	(1,455)	17,014
Minus: income tax benefit	(789)	(638)
Plus: depreciation and amortization	14,080	10,141
Plus: stock-based compensation	12,578	9,127
Plus: contingent compensation(1)	—	430
Plus: transaction costs	—	26,807
Plus: impairment loss on goodwill	—	23,269
Plus: expense not incurred in the regular course of business(2)	754	21,478
Adjusted EBITDA	$(72,018)	$(89,717)

(1) Represents retention-based compensation related to a 2019 acquisition

(2) Of the total amount of the adjustment in 2022, $21.3 million is related to the 2022 Exchange Transaction, inclusive of the accrual for a possible tax obligation arising from the transaction. $4.4 million is related to special project expenses associated with preparation for becoming a public company that the Company does not expect to be recurring expenses.

Investors:

investors@getaround.com

Media:

press@getaround.com